UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2015
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
On June 19, 2015, the Board of Directors (the “Board”) of Kimberly-Clark Corporation (the “Corporation”) elected Michael D. White as an independent member of the Board, and also appointed him to the Board’s Audit Committee, in each case effective September 1, 2015. In connection with the appointment of Mr. White, the size of the Board will be increased from eleven to twelve members. Mr. White is Chairman, President and Chief Executive Officer of DIRECTV. Mr. White will participate in the outside director compensation programs described under “Director Compensation” in the Corporation’s proxy statement filed with the SEC on March 9, 2015.

A copy of the news release announcing the election of Mr. White to the Board is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on June 22, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	June 22, 2015	By:	/s/ Jeffrey P. Melucci
Jeffrey P. Melucci Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on June 22, 2015.